UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________
FORM 8-K
_________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 19, 2026
_________________________
Lamb Weston Holdings, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	1-37830	61-1797411
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

599 S. Rivershore Lane		83616
Eagle, Idaho		(Zip Code)
(Address of principal executive offices)
(208) 938-1047
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, $1.00 par value	LW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement.
On May 19, 2026, Ulanqab Lamb Weston Food Co., Ltd. (“LW Ulanqab”), a limited liability company incorporated under the laws of the People’s Republic of China (the “PRC”) and a wholly owned subsidiary of Lamb Weston Holdings, Inc. (the “Company”), entered into a Facility Agreement (the “New Facility Agreement”) with the financial institutions party thereto and HSBC Bank (China) Company Limited, Shanghai Branch, as the facility agent (the “Facility Agent”), providing for an RMB 700,000,000 (approximately USD 102,940,000 equivalent as of May 19, 2026 based on prevailing exchange rates on that date) term loan facility (the “Term Loan Facility”). The Term Loan Facility will be used for refinancing existing indebtedness under the 2022 Facility Agreement referred to below and matures on May 22, 2031.
Borrowings under the New Facility Agreement bear interest at the prime rate for five-year loans published by the PRC National Interbank Funding Center plus 0.30%. The Term Loan Facility requires amortization repayments, commencing on the date that is 6 months after the initial borrowing, and in bi-annual installments thereafter, with the remaining principal balance payable on the maturity date (in each case, subject to adjustment for prepayments). LW Ulanqab’s payment obligations under the Term Loan Facility are unconditionally guaranteed by the Company.
The Term Loan Facility contains covenants that are standard for credit facilities originated in the PRC, including, among others, covenants with regards to mergers and consolidations and asset sales, and is subject to acceleration upon various events of default, including, among others, the failure to observe certain stated covenants under the Term Loan Facility, the acceleration of the Company’s obligations under its senior secured credit facility with Bank of America, N.A. and certain bankruptcy related events.
General
A copy of the New Facility Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description above is a summary of the New Facility Agreement, does not purport to be complete, and is qualified in its entirety by the complete text of the New Facility Agreement.
Certain of the agents and lenders and their affiliates perform various financial advisory, investment banking and commercial banking services from time to time for the Company and its affiliates for which they have received customary fees and compensation for these transactions and may in the future receive customary fees and compensation.
Item 1.02 Termination of a Material Definitive Agreement.
The New Facility Agreement replaces LW Ulanqab’s existing Facility Agreement, dated as of February 18, 2022 (the “2022 Facility Agreement”), among LW Ulanqab, the financial institutions party thereto and HSBC Bank (China) Company Limited, Shanghai Branch, as the facility agent. On May 22, 2026, the 2022 Facility was repaid and terminated in connection with LW Ulanqab’s borrowing under the Term Loan Facility. A summary of the material terms of the 2022 Facility Agreement is included in the Current Report on Form 8-K filed by the Company on February 22, 2022, which summary is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth above in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
10.1
Facility Agreement, dated as of May 19, 2026, among Ulanqab Lamb Weston Food Co., Ltd., the financial institutions party thereto and HSBC Bank (China) Company Limited, Shanghai Branch, as the facility agent

104	Cover Page Interactive Data File (cover page XBRL tags embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAMB WESTON HOLDINGS, INC.

	By:	/s/ Eryk J. Spytek
Name: Eryk J. Spytek
Title: General Counsel and Chief Compliance Officer
Date: May 26, 2026